SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C.  20549

                                     FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Report:   September 1, 1997
                    -------------------------------------
                       (Date of earliest event reported)

                     Bion Environmental Technologies, Inc.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter

              Colorado       0-19333                    84-1176672
         -----------------  ---------               -------------------
             (State of      (Commission               (I.R.S. Employer
           Incorporation)     File No.)               Identification No.)


             555  17th  Street,  Suite  3310,  Denver,  Colorado  80202
             -----------------------------------------------------------
             (Address  and  Zip  Code  of  Principal  Executive  Offices)



Registrant's  telephone  number  including  area  code:  (303)  294-0750

ITEM 5.  OTHER EVENTS.
-------  -------------

(A)         Effective September 1, 1997, Bion Environmental Technologies, Inc.
(the "Registrant") accepted the resignation of C. Duane Kennedy, President of the Registrant*s two wholly owned subsidiaries Bion Technologies, Inc. and BionSoil, Inc. Jere Northrop, PhD., co-founder of the Registrant and brother of the Registrant*s Chief Executive Officer Jon Northrop, replaces Mr. Kennedy as President. Mr. Kennedy requested the resignation for personal reasons which made it not possible for Mr. Kennedy to fully carry out the duties of President. Mr. Kennedy has agreed to act in a consulting role to the Registrant in the area of BionSoil' products marketing and sales. All unissued warrants contained in Mr. Kennedy*s compensation package (see Form 8-K dated January 2, 1997) have been canceled. Mr. Kennedy will receive a monthly consulting fee of $5,000.00.

(B) Effective September 15, 1997, the Registrant made awards to all current employees (excluding Registrant*s officers) under the Registrant*s Fiscal Year 1994 Incentive Plan totaling 27,762 options with an exercise price of $4.00 per share, 27,756 options with an exercise price of $6.00 per share, 27,754 options with an exercise price of $8.00 per share, 10,000 options with an exercise price of $10.00 per share, 10,000 options with an exercise price of $12.50 per share, and 10,000 options with an exercise price of $15.00 per share; all of the above options expire on December 31, 2001. The options will vest as follows: for employees with less than one year of service, the first third shall vest on their one year employment anniversary date, the second third shall vest on their second anniversary date, and the last third on their third anniversary. For employees with more than one year of service, the first third shall vest on the above effective date, and the second and last third shall vest twelve and twenty-four months thereafter respectively.

Additionally, the Registrant will issue effective immediately restricted stock and warrants to purchase stock to the following officers: M. Duane Stutzman, the Registrant*s Chief Financial Officer, will receive the following: (a) 10,000 shares of the Registrant*s restricted and legended common stock, (b) 25,000 warrants with an exercise price of $4.00 per share, 25,000 warrants with an exercise price of $6.00 per share, and 20,000 warrants with an exercise price of $8.00 per share, all three classes of warrants shall vest and be exercisable commencing September 15, 1997;(c) 20,000 warrants with an exercise price of $10.00 per share shall vest and be exercisable on September, 15, 1998, 20,000 warrants with an exercise price of $12.50 per share and 20,000 warrants with an exercise price of $15.00 per share shall vest and be exercisable on September 15, 1999. All classes of warrants discussed in this paragraph are to purchase restricted and legended shares of common stock of the Registrant and shall expire on December 31, 2001.

Jon Northrop, the Registrant*s Chief Executive Officer, and Jere Northrop, President of the Registrant*s two wholly owned subsidiaries Bion Technologies, Inc. and BionSoil, Inc., shall each receive 75,000 Class E-1 warrants to purchase the Registrant*s restricted and legended common stock at $6.00 per share with the exercise period commencing on January 1, 2001 and expiring on December 31, 2001, and 150,000 Class X warrants to purchase restricted and legended common stock of the Registrant at a price of $10.00 per share with the exercise period commencing January 1, 2003 and expiring on December 31, 2003.

(C) Effective September 15, 1997, the Registrant changed its NASDAQ Bulletin Board trading symbol from "BIET" to "BION" so that its trading symbol would more closely reflect the Registrant*s name.




SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.




Date:  September  16,  1997      By:        /s/  M.  Duane  Stutzman
                                        ----------------------------
                                                 M.  Duane  Stutzman,
                                                 Chief  Financial  Officer